Ehibit 23.2

                    CONSENT OF CROWE CHIZEK AND COMPANY LLC
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     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Ben Franklin Financial, Inc. on Form S-8 of our report dated March 26, 2008 on the consolidated financial statements of Ben Franklin Financial, Inc. appearing in the Annual Report on Form 10-KSB of Ben Franklin Financial, Inc. for the year ended December 31, 2007.

                                               /s/ Crowe Chizek and Company LLC

                                               Crowe Chizek and Company LLC
Oak Brook, Illinois
May 30, 2008